Exhibit 99.1

Contacts:	Phil D. Kramer Executive Vice President and CFO 713/646-4560 — 800/564-3036	Roy I. Lamoreaux Manager, Investor Relations 713/646-4222 — 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P.
Reports Strong 2006 Results

(Houston — February 22, 2007) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $46.0 million, or $0.36 per diluted limited partner unit, for the fourth quarter 2006 and net income of $285.1 million, or $2.88 per diluted limited partner unit, for the full year 2006. Net income for the fourth quarter 2005 was $53.7 million, or $0.64 per diluted limited partner unit, and net income for the full year 2005 was $217.8 million or $2.72 per diluted unit. Comparisons with prior year periods were impacted by selected items impacting comparability in each period. (See table entitled “Selected items impacting comparability” below.)

The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $111.5 million for the fourth quarter of 2006, which represents an increase of 18% compared with EBITDA of $94.1 million for the fourth quarter of 2005. EBITDA for the full year 2006 was $470.2 million, an increase of 30% over 2005 reported EBITDA of $360.7 million. All reported results include the effect of the merger with Pacific Energy Partners, L.P., from the closing date of November 15, 2006. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“2006 was a very active, productive and rewarding year for the Partnership,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “We achieved or exceeded each of our stated goals, executed a record level of internal growth projects and completed the largest acquisition in Partnership history. In addition, we completed the transformation from an entity that in 2001 was primarily dependent on acquisitions for growth, to one that has a high-quality backlog of expansion projects across a diversified and complementary suite of businesses, which we expect to fuel our growth for the next several years, irrespective of future acquisitions.”

Armstrong also noted that Plains All American invested nearly $3.4 billion during the year, increased distributions paid to unitholders by 11.5% and, as a result of its disciplined and proactive financing activities, exited 2006 with a strong balance sheet and capital structure and the highest level of liquidity in its history.

Reported results include the impact of various items that affect comparability between reporting periods. Adjusted results exclude selected items impacting comparability, as further described in the table below. Accordingly, the Partnership’s fourth quarter 2006 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $80.8 million, $0.72 and $146.3 million, respectively. The Partnership’s fourth quarter 2005 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $62.6 million, $0.75 and $103 million, respectively. On a comparable basis, fourth quarter 2006 adjusted net income and adjusted EBITDA increased 29% and 42%, respectively, over the corresponding metrics for the fourth quarter 2005, while adjusted net income per diluted limited partner unit decreased approximately 4% between the periods.

– MORE –

The Partnership’s adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year 2006 were $325.9 million, $3.50 and $511 million, respectively. These same metrics for 2005 were $264.9 million, $3.47 and $407.8 million, respectively. On a comparative basis, 2006 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA increased 23%, 1% and 25%, respectively, over 2005. Armstrong also noted that the Partnership met or exceeded the guidance that it provided via Form 8-K on November 2, 2006 for adjusted net income, adjusted net income per diluted unit and adjusted EBITDA.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(In millions, except for per unit data)

Selected items impacting comparability
Long-Term Incentive Plan (“LTIP”) charge	$(15.6)	$(9.3)	$(42.7)	$(26.1)
Cumulative effect of change in accounting principle — LTIP(1)	—	—	6.3	—
Loss on foreign currency revaluation	—	(0.7)	—	(2.1)
SFAS 133 mark-to-market adjustment	(19.2)	1.1	(4.4)	(18.9)

Selected items impacting comparability	(34.8)	(8.9)	(40.8)	(47.1)
GP 2% portion of selected items impacting comparability	0.7	0.2	0.8	1.0

LP 98% portion of selected items impacting comparability	$(34.1)	$(8.7)	$(40.0)	$(46.1)

Impact to basic net income per limited partner unit(2)	$(0.37)	$(0.12)	$(0.63)	$(0.76)
Impact to diluted net income per limited partner unit(2)	$(0.36)	$(0.11)	$(0.62)	$(0.75)

(1)	During the first quarter of 2006, we adopted SFAS No. 123(R)(revised) “Share Based Payment,” which requires that the cost resulting from all share-based payment trasactions be recognized in the financial statements at fair value. The cumulative effect adjustment represents a decrease to our LTIP life-to-date accrued expense and related liability, and therefore resulted in a non-cash gain of $6.3 million in the first quarter of 2006.

(2)	In periods when the Partnership’s net income exceeds the cash distribution paid during such periods the application of Emerging Issues Task Force Issue No. 03-06: “Participating Securities and the Two — Class Method under FASB Statement No. 128” (“EITF 03-06”) does not impact the partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.13 and $0.10 for the years ended December 31, 2006 and 2005, respectively.

– MORE –

Effective with the fourth quarter of 2006, the Partnership began reporting its segment results in three segments, which include Transportation, Facilities and Marketing. Information for prior annual and quarterly periods has been conformed to the three segment presentation. The following tables present certain selected financial information by segment for the fourth quarter and full year reporting periods:

	Three Months Ended			Three Months Ended
	December 31, 2006			December 31, 2005
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing(5)
	(In millions)			(In millions)

Revenues(1)(2)	$150.3	$33.1	$4,272.7	$116.0	$11.4	$8,641.9
Purchases and related costs(1)(2)	(16.6)	—	(4,178.1)	(19.7)	—	(8,554.2)
Field operating costs (excluding LTIP charge)	(58.9)	(15.8)	(36.6)	(44.2)	(5.1)	(24.2)
LTIP charge — operations	(1.6)	—	(0.1)	(1.0)	—	—
Segment G&A expenses (excluding LTIP charge)(3)	(12.7)	(3.7)	(11.4)	(7.9)	(2.3)	(9.9)
LTIP charge — general and administrative	(6.0)	(2.2)	(5.7)	(4.5)	(1.0)	(2.8)
Equity earnings in unconsolidated entities	0.8	3.7	—	0.3	1.0	—

Segment profit	$55.3	$15.1	$40.8	$39.0	$4.0	$50.8

SFAS 133 mark-to-market impact(4)	$—	$—	$(19.2)	$—	$—	$1.1

Maintenance capital	$8.4	$1.6	$1.0	$0.3	$0.4	$1.1

	Twelve Months Ended			Twelve Months Ended
	December 31, 2006			December 31, 2005
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing(5)
	(In millions)			(In millions)

Revenues(1)(2)	$534.0	$87.7	$22,060.8	$435.2	$41.9	$30,893.0
Purchases and related costs(1)(2)	(71.3)	—	(21,640.6)	(50.2)	—	(30,578.4)
Field operating costs (excluding LTIP charge)	(200.7)	(39.6)	(136.6)	(164.5)	(17.8)	(94.4)
LTIP charge — operations	(4.5)	(0.1)	(0.1)	(1.0)	—	(2.3)
Segment G&A expenses (excluding LTIP charge)(3)	(42.9)	(13.5)	(39.5)	(40.2)	(7.7)	(32.5)
LTIP charge — general and administrative	(16.3)	(5.7)	(16.0)	(10.6)	(2.2)	(10.0)
Equity earnings in unconsolidated entities	1.9	5.8	—	0.8	1.0	—

Segment profit	$200.2	$34.6	$228.0	$169.5	$15.2	$175.4

SFAS 133 mark-to-market impact(4)	$—	$—	$(4.4)	$—	$—	$(18.9)

Maintenance capital	$20.0	$4.9	$3.3	$8.5	$1.1	$4.4

(1)	Includes intersegment amounts.

(2)	We have adopted EITF 04-13, effective April 1, 2006, which impacts the comparability of our revenues. Revenues for the three months ended December 31, 2005 include buy/sell transactions of $4.5 billion and the twelve months ended December 31, 2006 and 2005 include buy/sell transactions of $4.8 billion and $16.3 billion, respectively. All such amounts are included in the Marketing segment.

– MORE –

(3)	Segment general and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on management’s assessment of the business activities for that period. The proportional allocations by segment require judgement by management and may be adjusted in the future based on the business activities that exist during each period.

(4)	Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices (and to a lesser extent, other product prices) at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods.

(5)	Losses on foreign currency revaluation are included in the Marketing segment.

Excluding selected items impacting comparability, segment profit from Transportation operations in the fourth quarter of 2006 was $62.9 million representing a 41% increase over fourth quarter 2005 results of $44.5 million. For the full 2006 year, adjusted segment profit for Transportation operations was $221.0 million which is a 22% increase as compared with full year 2005 results of $181.1. Transportation volumes for the fourth quarter of 2006 were approximately 2.5 million barrels per day versus 1.8 million barrels per day in the 2005 quarter.

Fourth quarter and full year 2006 Facilities operations adjusted segment profit of $17.3 million and $40.4 million represent respective increases of 246% and 132% over comparable 2005 metrics.

Marketing operations adjusted segment profit of $65.8 million and $248.5 million for the fourth quarter and full year 2006 represent increases of 24% and 19%, respectively, over corresponding metrics for 2005.

The Partnership’s basic weighted average units outstanding for the fourth quarter 2006 totaled 93.2 million (94.3 million diluted) as compared to 73.7 million (75.3 million diluted) in last year’s fourth quarter. At December 31, 2006, the Partnership had approximately 109.4 million units outstanding, long-term debt of approximately $2.6 billion and a long-term debt-to-total capitalization ratio of 47%.

On February 14, 2007, the Partnership paid a cash distribution of $0.80 per unit ($3.20 per unit on an annualized basis) on its outstanding limited partner units. The distribution represents an increase of approximately 16.4% over the distribution paid in February 2006 and approximately 6.7% over the distribution paid in November 2006. This represents the 11th consecutive increase in quarterly distributions for the Partnership and the 18th increase in the last twenty-four quarters.

The Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year 2007. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

– MORE –

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call on Friday, February 23, 2007 to discuss the following items:

1. The Partnership’s fourth quarter and 2006 performance;

2. The status of the Pacific integration, major expansion projects and recent acquisition activity;

3. Capitalization and liquidity;

4. Financial and operating guidance for the first quarter and full year 2007; and

5. The Partnership’s outlook for the future.

The call will begin at 10:00 AM (Central). To participate in the call, please dial 877-709-8150, or, for international callers, 201-689-8354, at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter account # 232 and replay # 228179. The replay will be available beginning Friday, February 23, 2007, at approximately 1:00 PM (Central) and continue until 10:59 PM (Central) Wednesday, February 28, 2007.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the partnership also develops and operates natural gas storage facilities. The Partnership is headquartered in Houston, Texas, and its common units are traded on the New York Stock Exchange under the symbol “PAA.”

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: our failure to successfully integrate the business operations of Pacific Energy or our failure to successfully integrate any future acquisitions; the failure to realize the anticipated cost savings, synergies and other benefits of the merger with Pacific Energy; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; failure to implement or capitalize on planned internal growth projects; the availability of adequate third party production

– MORE –

volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third party shippers; fluctuations in refinery capacity in areas supplied by our main lines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transmission throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, our counterparties; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; increased costs or lack of availability of insurance: fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our Long-Term Incentive Plans; the currency exchange rate of the Canadian dollar; shortages or cost increases of power supplies, materials or labor; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

REVENUES(1)	$4,391.8	$8,713.4	$22,444.4	$31,176.5
COSTS AND EXPENSES
Purchases and related costs(1)	4,134.2	8,520.0	21,485.6	30,442.5
Field operating costs	109.3	72.5	369.8	272.5
General and administrative expenses	41.7	28.4	133.9	103.2
Depreciation and amortization	33.3	25.4	100.4	83.5

Total costs and expenses	4,318.5	8,646.3	22,089.7	30,901.7

OPERATING INCOME	73.3	67.1	354.7	274.8
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	4.5	1.3	7.7	1.8
Interest expense	(33.1)	(15.0)	(85.6)	(59.4)
Income Tax Expense	(0.3)	—	(0.3)	—
Interest income and other income (expense), net	1.6	0.3	2.3	0.6

Income before cumulative effect of change in accounting principle	46.0	53.7	278.8	217.8
Cumulative effect of change in accounting principle	—	—	6.3	—

NET INCOME	$46.0	$53.7	$285.1	$217.8

NET INCOME — LIMITED PARTNERS	$34.2	$48.0	$246.9	$198.8

NET INCOME — GENERAL PARTNER	$11.8	$5.7	$38.2	$19.0

BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.37	$0.65	$2.84	$2.77
Cumulative effect of change in accounting principle	—	—	0.07	—

Basic net income per limited partner unit	$0.37	$0.65	$2.91	$2.77

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.36	$0.64	$2.81	$2.72
Cumulative effect of change in accounting principle	—	—	0.07	—

Diluted net income per limited partner unit	$0.36	$0.64	$2.88	$2.72

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	93.2	73.7	81.1	69.3

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	94.3	75.3	81.9	70.5

(1)	Includes buy/sell transactions of $4.5 billion in the three months ended December 31, 2005 and $4.8 billion and $16.3 billion in the twelve months ended December 31, 2006 and 2005, respectively.

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA(1)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Transportation activities (Average Daily Volumes, barrels):
Tariff activities
All American	49	50	49	51
Basin	358	309	332	290
BOA/CAM	184	—	89	—
Capline	192	97	160	132
Cushing to Broome	73	78	73	66
North Dakota/Trenton	92	87	89	77
West Texas/New Mexico Area Systems(2)	398	446	433	428
Canada	349	256	272	255
Other	691	435	521	426
Pipeline margin activities	85	90	88	74

Transportation activities total	2,471	1,848	2,106	1,799

Facilities activities:
Crude oil, refined products and LPG storage (average monthly capacity in millions of barrels)	26.3	17.5	20.7	16.8

Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	12.9	12.9	12.9	4.3

LPG processing (thousands of barrels per day)	14.7	—	12.2	—

Facilities activities total (average monthly capacity in millions of barrels)(3)	28.9	19.6	23.2	17.5

Marketing activities (Average Daily Volumes, barrels):
Crude oil lease gathering	683	591	650	610
LPG sales	103	73	70	56
Waterborne foreign crude imported	73	62	63	59

Marketing activities total	859	726	783	725

(1)	Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(2)	The aggregate of multiple systems in the West Texas/New Mexico area.

(3)	Calculated as the sum of: i) crude oil, refined products and LPG storage capacity; ii) natural gas storage capacity divided by 6 to account for the 6:1 gas to oil ratio; and iii) LPG processing volumes multiplied by the number of days in the month and divided by 1,000 to convert to monthly volumes in millions.

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In millions)

	December 31,	December 31,
	2006	2005

ASSETS
Current assets	$3,257.6	$1,805.2
Property and equipment, net	3,842.0	1,857.2
Pipeline linefill in owned assets	265.5	180.2
Inventory in third party assets	75.7	71.5
Equity investments in unconsolidated entities	183.0	113.5
Goodwill	1,026.2	47.4
Other long-term assets, net	164.9	45.3

Total assets	$8,814.9	$4,120.3

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,124.7	$1,793.3
Long-term debt under credit facilities and other	3.1	4.7
Senior notes, net of unamortized discount	2,623.2	947.0
Other long-term liabilities and deferred credits	87.1	44.6

Total liabilities	5,838.1	2,789.6
Partners’ capital	2,976.8	1,330.7

Total liabilities and partners’ capital	$8,814.9	$4,120.3

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT
(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Numerator for basic and diluted earnings per limited partner unit:
Net income	$46.0	$53.7	$285.1	$217.8
Less: General partner’s incentive distribution paid	(11.1)	(4.7)	(33.1)	(14.9)

Subtotal	34.9	49.0	252.0	202.9
General partner 2% ownership	(0.7)	(1.0)	(5.1)	(4.1)

Net income available to limited partners	34.2	48.0	246.9	198.8
Pro forma additional general partner’s distribution(1)	—	—	(10.8)	(7.2)

Net income available for limited partners under EITF 03-06	34.2	48.0	236.1	191.6
Less: Limited partner 98% portion of cumulative effect of change in accounting principle	—	—	(6.2)	—

Limited partner net income before cumulative effect of change in accounting principle	$34.2	$48.0	$229.9	$191.6

Denominator:
Basic weighted average number of limited partner units outstanding	93.2	73.7	81.1	69.3
Effect of dilutive securities:
Weighted average Long-Term Incentive Plan (“LTIP”) units	1.1	1.6	0.8	1.2

Diluted weighted average number of limited partner units outstanding	94.3	75.3	81.9	70.5

Basic net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.37	$0.65	$2.84	$2.77
Cumulative effect of change in accounting principle per limited partner unit	—	—	0.07	—

Basic net income per limited partner unit	$0.37	$0.65	$2.91	$2.77

Diluted net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.36	$0.64	$2.81	$2.72
Cumulative effect of change in accounting principle per limited partner unit	—	—	0.07	—

Diluted net income per limited partner unit	$0.36	$0.64	$2.88	$2.72

(1)	Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.13 and $0.10 for the year ended December 31, 2006 and 2005, respectively.

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS
(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$111.5	$94.1	$470.2	$360.7
Depreciation and amortization	(33.3)	(25.4)	(100.4)	(83.5)

Earnings before interest and taxes (“EBIT”)	78.2	68.7	369.8	277.2
Interest expense	(33.1)	(15.0)	(85.6)	(59.4)
Income Tax Expense	(0.3)	—	(0.3)	—
Interest income	1.2	—	1.2	—

Net income	$46.0	$53.7	$285.1	$217.8

Cash flows from operating activities reconciliation
EBITDA	$111.5	$94.1	$470.2	$360.7
Interest expense	(33.1)	(15.0)	(85.6)	(59.4)
Income Tax Expense	(0.3)	—	(0.3)	—
Interest income	1.2	—	1.2	—
Net change in assets and liabilities, net of acquisitions	(203.6)	386.5	(703.0)	(323.2)
Other items to reconcile to cash flows from operating activities:
Cumulative effect of change in accounting principle	—	—	(6.3)	—
Equity earnings in unconsolidated entities	(4.5)	(1.3)	(7.7)	(1.8)
Net cash paid for terminated interest rate hedging instruments	(2.4)	—	(2.4)	(0.9)
Loss on foreign currency revaluation	2.0	0.7	4.1	2.1
Inventory valuation adjustment	0.7	—	5.9	—
SFAS 133 mark-to-market adjustment	19.2	(1.1)	4.4	18.9
LTIP charge	15.6	9.3	42.7	26.1
Non-cash amortization of terminated interest rate hedging instruments	0.3	0.4	1.5	1.6

Net cash provided by (used in) operating activities	$(93.4)	$473.6	$(275.3)	$24.1

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Funds flow from operations (“FFO”)
Net Income	$46.0	$53.7	$285.1	$217.8
Equity earnings in unconsolidated entities	(4.5)	(1.3)	(7.7)	(1.8)
Depreciation and amortization	33.3	25.4	100.4	83.5
Non-cash amortization of terminated interest rate hedging instruments	0.3	0.4	1.5	1.6

FFO	75.1	78.2	379.3	301.1
Maintenance capital expenditures	(11.0)	(1.8)	(28.2)	(14.0)

FFO after maintenance capital expenditures	$64.1	$76.4	$351.1	$287.1

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY(unaudited)

FINANCIAL DATA RECONCILIATIONS
(in millions, except per unit data) (continued)

	Three Months
	Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Selected items impacting comparability
LTIP charge	$(15.6)	$(9.3)	$(42.7)	$(26.1)
Cumulative effect of change in accounting principle — LTIP	—	—	6.3	—
Loss on foreign currency revaluation	—	(0.7)	—	(2.1)
SFAS 133 mark-to-market adjustment	(19.2)	1.1	(4.4)	(18.9)

Selected items impacting comparability	(34.8)	(8.9)	(40.8)	(47.1)
GP 2% portion of selected items impacting comparability	0.7	0.2	0.8	1.0

LP 98% portion of selected items impacting comparability	$(34.1)	$(8.7)	$(40.0)	$(46.1)

Impact to basic net income per limited partner unit(1)	$(0.37)	$(0.12)	$(0.63)	$(0.76)

Impact to diluted net income per limited partner unit(1)	$(0.36)	$(0.11)	$(0.62)	$(0.75)

(1)	The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.13 and $0.10 for the year ended December 31, 2006 and 2005, respectively.

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net income and earnings per limited partner unit excluding selected items impacting comparability
Net income	$46.0	$53.7	$285.1	$217.8
Selected items impacting comparability	34.8	8.9	40.8	47.1

Adjusted net income	$80.8	$62.6	$325.9	$264.9

Net income available for limited partners under EITF 03-06	$34.2	$48.0	$236.1	$191.6
Limited partners 98% of selected items impacting comparability	34.1	8.7	40.0	46.1
Pro forma additional general partner distribution under EITF 03-06	—	—	10.8	7.2

Adjusted limited partners net income	$68.3	$56.7	$286.9	$244.9

Adjusted basic net income per limited partner unit	$0.73	$0.77	$3.54	$3.53

Adjusted diluted net income per limited partner unit	$0.72	$0.75	$3.50	$3.47

Basic weighted average units outstanding	93.2	73.7	81.1	69.3

Diluted weighted average units outstanding	94.3	75.3	81.9	70.5

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY(unaudited)

FINANCIAL DATA RECONCILIATIONS
(in millions, except per unit data) (continued)

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2006	2005	2006	2005

EBITDA excluding selected items impacting comparability
EBITDA	$111.5	$94.1	$470.2	$360.7
Selected items impacting comparability	34.8	8.9	40.8	47.1

Adjusted EBITDA	$146.3	$103.0	$511.0	$407.8

	Three Months Ended			Twelve Months Ended
	December 31, 2006			December 31, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing

2006 Segment profit excluding selected items impacting comparability
Reported segment profit	$55.3	$15.1	$40.8	$200.2	$34.6	$228.0
Selected items impacting comparability of segment profit:
LTIP charge	7.6	2.2	5.8	20.8	5.8	16.1
SFAS 133 mark-to-market adjustment	—	—	19.2	—	—	4.4

Segment profit excluding selected items impacting comparability	$62.9	$17.3	$65.8	$221.0	$40.4	$248.5

	Three Months Ended			Twelve Months Ended
	December 31, 2005			December 31, 2005
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing

2005 Segment profit excluding selected items impacting comparability
Reported segment profit	$39.0	$4.0	$50.8	$169.5	$15.2	$175.4
Selected items impacting comparability of segment profit:
LTIP charge	5.5	1.0	2.8	11.6	2.2	12.3
Loss on foreign currency revaluation	—	—	0.7	—	—	2.1
SFAS 133 mark-to-market adjustment	—	—	(1.1)	—	—	18.9

Segment profit excluding selected items impacting comparability	$44.5	$5.0	$53.2	$181.1	$17.4	$208.7

# # #